Exhibit 21.1

Subsidiaries of the Registrant

Entity Name	Type of Entity	Jurisdiction of Formation
Vantage International Management Co.	Exempted Company	Cayman Islands
Vantage International Payroll Co.	Exempted Company	Cayman Islands
Offshore Group Investment Limited	Exempted Company	Cayman Islands
Emerald Driller Company	Exempted Company	Cayman Islands
Sapphire Driller Company	Exempted Company	Cayman Islands
Vantage Deepwater Company	Exempted Company	Cayman Islands
Platinum Explorer Company	Exempted Company	Cayman Islands
Titanium Explorer Company	Exempted Company	Cayman Islands
Cobalt Explorer Company	Exempted Company	Cayman Islands
Vantage Driller I Co.	Exempted Company	Cayman Islands
Vantage Driller II Co.	Exempted Company	Cayman Islands
Vantage Driller III Co.	Exempted Company	Cayman Islands
Vantage Driller IV Co.	Exempted Company	Cayman Islands
Vantage Driller V Co.	Exempted Company	Cayman Islands
Vantage Driller VI Co.	Exempted Company	Cayman Islands
P2020 Rig Co.	Exempted Company	Cayman Islands
P2021 Rig Co.	Exempted Company	Cayman Islands
Vantage Holdings Caymans	Exempted Company	Cayman Islands
Vantage Holdings Malaysia I Co.	Exempted Company	Cayman Islands
Vantage Holdings Malaysia II Co.	Exempted Company	Cayman Islands
Vantage Deepwater Holdings Company	Exempted Company	Cayman Islands
Tungsten Explorer Company	Exempted Company	Cayman Islands
Dragonquest Holdings Company	Exempted Company	Cayman Islands
Vantage Holding Hungary Kft	Limited Liability Company	Hungary
Vantage Drilling Netherlands BV	Limited Liability Company	The Netherlands
Vantage Energy Services Inc.	Corporation	Delaware
Vantage Deepwater Drilling Inc.	Corporation	Delaware
Vantage Luxembourg I SARL	Limited Liability Company	Luxembourg
Vantage Luxembourg II SARL	Limited Liability Company	Luxembourg
Advantage Drilling ODC Limited	Limited Liability Company	Cyprus
PT Vantage Drilling Company Indonesia	Limited Liability Company	Indonesia
Vantage Drilling (Malaysia) I Co.	Local Company	Malaysia
Vantage Drilling (Malaysia) II Co.	Local Company	Malaysia
Vantage Drilling Labuan I Ltd.	Labuan Company	Malaysia
Vantage Drilling de Mexico SRL CV	Limited Liability Company	Mexico
Vantage International Management Company Pte Ltd	Corporation	Singapore
Mandarin Drilling Corporation	Corporation	Marshall Islands